UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

IROBOT CORPORATION
(Name of Registrant as Specified in Its Charter)

RED MOUNTAIN PARTNERS, L.P. RMCP GP LLC RED MOUNTAIN CAPITAL PARTNERS LLC RED MOUNTAIN CAPITAL MANAGEMENT, INC. WILLEM MESDAG LAWRENCE S. PEIROS
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Red Mountain Partners, L.P., together with the other participants named herein (collectively, “Red Mountain”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying GREEN proxy card to be used to solicit votes for the election of its slate of two highly-qualified director nominees at the 2016 annual meeting of stockholders of iRobot Corporation, a Delaware corporation.

On May 10, 2016, Red Mountain issued the following press release, which was also posted by Red Mountain to www.iRobotproxycontest.com:

ISS RECOMMENDS THAT IROBOT SHAREHOLDERS VOTE FOR BOTH RED MOUNTAIN NOMINEES ON THE GREEN PROXY

•	ISS recommends that iRobot shareholders vote the GREEN Red Mountain proxy to elect Lawrence Peiros and Willem Mesdag to the iRobot Board

•	Red Mountain has “made a compelling case for change, and nominated candidates with skills and experience manifestly well-tailored to effecting the necessary change”

Los Angeles, CA, May 10, 2016 /Business Wire/ - Red Mountain Capital Partners LLC (“Red Mountain” or “we”), an investment management firm owning approximately 6.2% of the outstanding shares of iRobot Corporation (“iRobot” or the “Company”) (Nasdaq: IRBT), today announced that Institutional Shareholder Services (“ISS”), a leading independent proxy voting advisory firm, has recommended that iRobot shareholders vote on Red Mountain’s GREEN proxy card to elect Red Mountain’s two highly qualified nominees, Lawrence Peiros and Willem Mesdag, to the Company’s board of directors (the “Board”) at iRobot’s upcoming annual meeting of shareholders to be held on May 25, 2016.

“We are very pleased to receive ISS’ endorsement of Red Mountain’s case for change at iRobot and its recommendation of our nominees. In its detailed report, ISS recognized that iRobot’s shareholders will benefit from our nominees’ attention to cost management and capital allocation, as well as their deep understanding of the value drivers in a high end consumer products business,” said Willem Mesdag, Managing Partner of Red Mountain.

ISS recommended that shareholders vote on Red Mountain’s GREEN proxy card, stating:

“As the dissidents have made a compelling case for change, and nominated candidates with skills and experience manifestly well-tailored to effecting the necessary change, votes on the GREEN proxy card FOR dissident nominees Peiros and Mesdag are warranted.”

ISS endorsed both of Red Mountain’s highly qualified nominees, stating:

•	With respect to Larry Peiros:

“Peiros’ experience in a market of commoditized consumer products, where intuitive understanding of brand management becomes a critical factor for success, suggests an excellent match with the board’s needs.”

•	With respect to Will Mesdag:

“That shareholders would benefit from adding dissident nominee Mesdag seems unimpeachably clear from the depth and quality of the dissident critique…his dogged advocacy of these ideas for more than a year prior to the contest suggests that his participation in board discussion and decisions is likely to deliver better outcomes for all shareholders.”

ISS also endorsed Red Mountain’s critique of the Board’s oversight of management:

“There appears to be ample evidence that shareholders would benefit from a board more attentive to issues of cost management and capital allocation, and with a stronger focus on and urgency about the drivers of shareholder value.”

ISS supported Red Mountain’s contention that its value enhancement plan was a key driver in motivating the Board to take action, and underscored Red Mountain’s argument for shareholder representation in the boardroom:

•	With respect to focus on the Home Robots business:

“While it is possible the company “proactively implemented a plan to transition into the pure-play robotics company,” as it claims in its investor presentation; it seems more plausible that the dissident was a necessary and meaningful catalyst to make the whole transition happen.”

•	With respect to return of capital:

“For most of its public existence, even as excess cash piled up on the balance sheet, the company – as one equity analyst put it shortly after the dissident’s initial 13D – seemed “disinclined to return it to shareholders.”

•	With respect to corporate governance:

“While the company has eliminated some shareholder-unfriendly governance provisions … the board does not appear to have acted with alacrity to clean up many of the remaining provisions until a proxy contest was on the horizon.”

ISS embraced the central thesis of Red Mountain’s campaign for change, i.e., that iRobot should focus its resources on becoming a world-class technology-enabled consumer products company:

“Asked what would make a potential customer choose a competitor product over an iRobot, the board quickly went to the strength of the brand... Yet when presented for more than a year with essentially the same argument from the dissident – that even a good product requires deep understanding of brand architecture, development, and management to reach its full potential – the board’s response is dismissive: this is a technology company, not a consumer products company. Technological superiority matters, not marketing. If you build it, they will come.

Which is perhaps the most fitting demonstration of the dissident’s compelling case that change at the board level is warranted.”

FELLOW SHAREHOLDERS, ISS HAS ENDORSED RED MOUNTAIN’S URGENT CASE FOR CHANGE AT IROBOT – IT IS TIME TO TAKE ACTION.

Vote the GREEN Red Mountain proxy card today to elect our experienced and highly qualified director nominees, Lawrence S. Peiros and Willem Mesdag, at iRobot’s upcoming annual meeting of shareholders to be held on May 25, 2016.

Shareholders who have questions about Red Mountain’s case for change, or require assistance in voting their GREEN proxy card, are encouraged to visit www.irobotproxycontest.com or contact Richard Grubaugh at D.F. KING & CO. at 212-493-6950 or rgrubaugh@dfking.com.

About Red Mountain Capital Partners LLC

Red Mountain was established in January 2005 by Willem Mesdag, a former partner at Goldman, Sachs & Co., to invest primarily in undervalued small cap companies and to enhance and realize shareholder value through active ownership. Red Mountain’s approach to such investments is to actively engage with management teams and boards of directors in a constructive manner to unlock value for the benefit of all shareholders. Red Mountain partners have extensive experience and a successful track record of enhancing value at portfolio companies through a combination of refocusing strategy, improving operational execution, more efficiently allocating capital and upgrading corporate governance, and currently serve on the boards of five public companies in which Red Mountain’s managed funds have substantial ownership stakes.

Investor Contact:

D.F. KING & CO.
Richard Grubaugh, 212-493-6950
rgrubaugh@dfking.com

or visit www.irobotproxycontest.com

Media Contact:

Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365
rlalani@bayfieldstrategy.com

SOURCE: Red Mountain Capital Partners LLC

Additional Information

Red Mountain Partners, L.P., RMCP GP LLC, Red Mountain Capital Partners LLC, Red Mountain Capital Management, Inc., Willem Mesdag and Lawrence S. Peiros (collectively, the “Participants”) have filed a definitive proxy statement and accompanying GREEN proxy card with the SEC to be used to solicit votes for the election of Red Mountain’s slate of two highly qualified director nominees at the 2016 annual meeting of shareholders of the Company (the “Annual Meeting”). Shareholders are advised to read the definitive proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including additional information relating to the Participants. These materials and other materials filed by Red Mountain in connection with the solicitation of proxies are available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents filed by Red Mountain with the SEC are also available, without charge, by calling Red Mountain’s proxy solicitor, D.F. King & Co., Inc., at its toll-free number (866) 796-1271.